EXHIBIT (n)(ii)

CARILLON SERIES TRUST

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

The investment companies listed in Appendix A attached hereto (each a “Fund” and collectively, the “Funds”) hereby adopt this Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

A.  CLASSES OFFERED

Each Fund may from time to time issue shares of one or more of the following classes:  Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y, Class RJ RETIREMENT and Class Chartwell.

1.  Class A.   Class A shares are offered to investors in each of the Funds subject to an initial sales charge.  The maximum sales charge varies between 0.00% and 4.75% of the amount invested and may decline based on discounts for volume purchases.  The initial sales charge may be waived for certain eligible purchasers or under certain circumstances.

If the initial sales charge is waived on a purchase of shares, a contingent deferred sales load (“CDSL”) of up to 1.00% may be imposed on any redemption of those shares within eighteen (18) months of the purchase.
Class A shares are subject to an annual service fee ranging from 0.15% to 0.25% and a distribution fee ranging from 0.00% to 0.25% of the average daily net assets of the Class A shares of the Fund, each paid pursuant to a plan of distribution adopted pursuant to Rule 12b-1.
Class A shares require a minimum initial investment of $1,000, except for certain retirement accounts and investment plans for which lower limits may apply.
2.  Class C.   Class C shares are offered to investors in each of the Funds subject to a CDSL on redemptions of shares held less than one year.  The Class C CDSL is equal to 1% of the lower of: (1) the net asset value of the shares at the time of purchase or (2) the net asset value of the shares at the time of redemption.  Class C shares held longer than one year and Class C shares acquired through reinvestment of dividends or capital gains distributions on shares otherwise subject to a Class C CDSL are not subject to the CDSL.  The CDSL for Class C shares of the Funds may be waived under certain circumstances.

Class C shares are subject to an annual service fee ranging from 0.15% to 0.25%  and a distribution fee ranging from 0.00% to 0.75% of the average daily net assets of the Class C shares of the Fund, each paid pursuant to a plan of distribution adopted pursuant to Rule 12b-1.

Class C shares require a minimum initial investment of $1,000, except for certain retirement accounts and investment plans for which lower limits may apply.

3.  Class I.  Class I shares are offered, or may be offered in the future, to investors in each Fund without the imposition of an initial sales charge or CDSL and are not subject to any service or distribution fees.  Class I shares are available for investment only by the types of investors described in a Fund’s registration statement.

4.  Class R3. Class R3 shares are offered, or may be offered in the future, to investors in each Fund without the imposition of an initial sales charge or CDSL.

Class R3 shares are subject to an annual distribution and/or service fee ranging from 0.00% to 0.50% of the average daily net assets of the Class R3 shares of the Fund, each paid pursuant to a plan adopted pursuant to Rule 12b-1.

Class R3 shares are available for investment only by the types of investors described in a Fund’s registration statement.

5.  Class R5. Class R5 shares are offered, or may be offered in the future, to investors of each Fund without the imposition of an initial sales charge or CDSL and are not subject to any distribution fees.  Class R5 shares are available for investment only by the types of investors described in a Fund’s registration statement.

6.  Class R6.   Class R6 shares are offered, or may be offered in the future, to investors in each Fund without the imposition of an initial sales charge or CDSL and are not subject to any distribution fees.  Class R6 shares are available for investment only by the types of investors described in a Fund’s registration statement.

7.  Class Y.  Class Y shares are offered, or may be offered in the future, to investors in each Fund without the imposition of an initial sales charge or CDSL.

Class Y shares are subject to an annual distribution fee ranging from 0.00% to 0.25% of the average daily net assets of the Class Y shares of the Fund, paid pursuant to a plan of distribution adopted pursuant to Rule 12b-1.

Class Y shares require a minimum initial investment of $1,000, except for certain retirement accounts for which lower limits may apply.

8. Class RJ REITREMENT.  Class RJ RETIREMENT shares are offered, or may be offered in the future, to investors in each Fund without the imposition of an initial sales charge or CDSL and are not subject to any distribution fees.

Class RJ RETIREMENT shares require no minimum initial investment.

9.  Class Chartwell.  Class Chartwell shares are offered or may be offered in the future to investors in each Chartwell Fund without the imposition of an initial sales charge or CDSL and are not subject to any distribution fees.

The Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y, Class RJ RETIREMENT and Class Chartwell shares may subsequently be offered subject to an initial sales charge and/or CDSL (each of which may be subject to reduction or waiver), as permitted by the 1940 Act and as described in a Fund’s registration statement.
B.  EXPENSE ALLOCATIONS OF EACH CLASS

Certain expenses may be attributable to a particular class of shares of a Fund (“Class Expenses”).  Class Expenses of a Fund  may be charged directly to the net assets of the particular class and, thus, borne on a pro rata basis by the outstanding shares of that class.

As applicable, each class of shares  shall pay a different amount for distribution and/or shareholder services.  Each class also may pay a different amount for the following expenses: (1) transfer agent fees identified as being attributable to a specific class; (2) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (3) state blue sky and foreign registration/notification fees and/or expenses incurred by a specific class; (4) Securities and Exchange Commission registration fees incurred by a specific class; (5) expenses of administrative personnel and services required to support the shareholders of a specific class; (6) Trustees’ fees or expenses incurred as a result of issues relating to a specific class; (7) accounting and consulting expenses relating solely to a specific class; (8) expenses of a registered independent public accounting firm relating solely to a specific class; (9) litigation and other legal expenses relating to a specific class; (10) any fees imposed pursuant to a non-Rule 12b-1 shareholder services plan that relate to a specific class ; (11) expenses incurred in connection with shareholders meetings as a result of issues relating to a specific class; and (12) any additional expenses, not including investment management fees, investment advisory fees, custodial fees or other expenses relating to the management of a Fund’s assets, if such expenses are actually incurred in a different amount by a specific class, or if the class  receives services of a different kind or to a different degree than other classes.
All expenses not hereafter designated as Class Expenses shall be allocated to each class based on the net assets of that class in relation to the net assets of the Fund, as permitted by Rule 18f-3 under the 1940 Act.
C.  WAIVERS AND REIMBURSEMENTS

Carillon Tower Advisers, Inc. (“Carillon”) or the Funds’ distributor may choose to waive or reimburse expenses of a Fund.  Such waiver or reimbursement may be applicable to some or all of the classes of the Fund and may be in different amounts for one or more classes.

D.  INCOME, GAINS AND LOSSES

Income, realized capital gains and losses, and unrealized appreciation and depreciation shall be allocated to each class based on relative net assets.
The Fund may allocate income, realized capital gains and losses, and unrealized appreciation and depreciation to each share based on relative net assets, or as otherwise permitted by Rule 18f-3 under the 1940 Act.
E.  DIVIDENDS

Dividends paid by a Fund, with respect to its classes of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount, except that any Class Expenses will be borne exclusively by the applicable class.
F.  EXCHANGE FEATURES

Shares of each class, generally will be permitted to be exchanged only for shares of a class with similar characteristics in another Fund, as described in a Fund’s registration statement.  Investors in Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y, Class RJ RETIREMENT and Class Chartwell shares may exchange their shares for shares of the corresponding class of any other Fund.    All exchanges are subject to the minimum initial investment requirements and any other applicable terms set forth in the registration statement of the Fund whose shares are being acquired.  Exchanges may be permitted within between certain share classes of the same Fund, as set forth in the Fund’s registration statement.

The exchange privileges may be modified or terminated by the Board of Trustees of a Fund, and exchanges may be made only into Funds that are registered legally for sale in the investor's state of residence.
G.  VOTING RIGHTS

Each class of shares of a Fund (i) has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement for distribution and/or shareholder services, and (ii) votes separately as a class on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.
H.  ADDITIONAL INFORMATION

This Multiple Class Plan is qualified by and subject to the terms of the registration statements for the applicable classes of shares of the Funds, as amended from time to time; provided, however, that none of the terms of the classes set forth in any such registration statement shall be inconsistent with the terms of the classes contained in this Plan.  The registration statement for the Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y, Class RJ RETIREMENT and Class Chartwell shares of a Fund contains additional information about those classes and the Fund's multiple class structure.

Dated this 19th day of November, 2021

APPENDIX A

TO THE CARILLON MUTUAL FUNDS
MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

Carillon Chartwell Income Fund – Class Chartwell

Carillon Chartwell Mid Cap Value Fund – Class Chartwell

Carillon Chartwell Small Cap Growth Fund – Class Chartwell

Carillon Chartwell Small Cap Value Fund – Class Chartwell

Carillon Chartwell Short Duration Bond Fund – Class Chartwell

Carillon Chartwell Short Duration High Yield Fund – Class Chartwell

Carillon ClariVest Capital Appreciation Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Eagle Growth & Income Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon ClariVest International Stock Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Eagle Mid Cap Growth Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Eagle Small Cap Growth Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Reams Core Bond Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Reams Core Plus Bond Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Scout International Fund– Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Scout Mid Cap Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Scout Small Cap Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Carillon Reams Unconstrained Bond Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y and Class RJ RETIREMENT

Dated:  This 19th day of November, 2021